Exhibit 99.1

Press Release

Tut Systems Announces Agreement for $14.9 Million Private

Placement Financing

LAKE OSWEGO, Oregon, July 19, 2005 – Tut Systems, Inc. (Nasdaq: TUTS), a leader in delivering video and data services over broadband networks, today announced that it has entered into definitive agreements with institutional investors for a $14.9 million private sale of common stock and warrants to purchase common stock. Tut Systems expects to close the transaction on or prior to July 22, 2005, subject to customary conditions including approval from The Nasdaq Stock Market, Inc. Tut Systems will use the proceeds from this transaction for general working capital.

Under the terms of the financing, Tut Systems will issue an aggregate of 5,535,000 shares of common stock at a per share price of $2.70, and warrants to purchase an additional 2,767,500 shares of common stock. The warrants will expire in 2010 and, beginning in January 2006, are exercisable at a per share price of $4.25. Tut Systems also has the right to call the warrants in the event that the common stock trading price exceeds $7.44 per share for twenty consecutive trading days. If exercised in full, the warrants would provide an additional $11.8 million in proceeds to the company.

“This financing provides Tut Systems with a fully funded business plan, which we believe will enable us to turn cash flow positive in the second half of 2006,” said Sal D’Auria, Chairman, President and CEO of Tut Systems. “This funding provides us with the capital to expand our leadership position in our core IPTV markets, and to pursue top tier carrier opportunities around the world with our content video processing and FTTH edge modulation solutions. We are excited about the emerging opportunities in the IPTV market space and the confidence that our new investors have placed in Tut Systems.”

The shares being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Tut Systems plans to register the shares being sold, as well as the shares issuable upon the exercise of the warrants, for resale on a registration statement to be filed with the Securities Exchange Commission within 30 days of the closing of the transaction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, forward looking statements include Tut Systems’ projection that is has sufficient funding for its business plan, expectation of being cash flow positive in the second half of 2006, and pursuit of emerging opportunities in IPTV markets and top tier carrier opportunities. Forward looking statements are based on management’s current expectations and beliefs, and are subject to risks and uncertainties. Accordingly, actual results may differ materially from the forward-looking statements contained herein. Risks that relate to these forward looking statements include the risks inherent in new and developing technologies and markets and the risk that competitors will introduce rival technologies and products. Further detailed information about risk factors that may impact our business is set forth in our periodic filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. delivers content processing and distribution products for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies in the United States and abroad use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia. For more information visit www.tutsys.com or call (971) 217-0400.

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Contact:

Randy Gausman

Tut Systems

(971) 217-0400

randallg@tutsys.com